UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2009

NEXT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25247	95-4675095
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7625 Hamilton Park Drive, Suite 12, Chattanooga, Tennessee 37421
(Address of Principal Executive Offices) (Zip Code)

(423) 296-8213
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On April 30, 2009, Next, Inc. (the “Company”) entered into a First Amendment to Forbearance Agreement, which is dated effective as of May 1, 2009 (the “Amendment”), with National City Bank (the “Bank”).  The Amendment amends the Forbearance Agreement dated effective as of January 31, 2009 (the “Forbearance Agreement”) to further reduce the maximum amount available under the Company’s previously disclosed line of credit facility with the Bank (the “Existing Credit Facility”) to $3,500,000.  In addition, under the terms of the Amendment, the maturity date of the replacement promissory note evidencing the Existing Credit Facility (the “Note”) was extended to June 30, 2009 and the interest rate on the daily unpaid principal balance of the Note was reduced to prime plus 6% for the period commencing on May 1, 2009 and ending on the maturity date.  After June 30, 2009, the interest rate will increase to prime plus 8%.  In consideration of the Amendment, the Company paid to the Bank the $25,000 described as an “additional fee” under the Forbearance Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03

Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

99.1

First Amendment to Forbearance Agreement dated effective as of May 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT, INC.

Date:

April 30, 2009

By:  /s/ David O. Cole

David O. Cole

Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.

Exhibit Description

99.1

First Amendment to Forbearance Agreement dated effective as of May 1, 2009.